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                                                                     Exhibit 4.1



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.


                         EAGLETECH COMMUNICATIONS, INC.

                        WARRANT TO PURCHASE COMMON STOCK


Warrant No. ___                                       Number of Shares:  ______

Issue Date: May 19, 2000
            ------------

       Eagletech Communications, Inc., a Nevada corporation (the "Company"), hereby certifies that, for value received, ______________, and permitted assigns, the registered holder ("Holder"), is entitled to purchase from the Company upon surrender of this Warrant, at any time after the Issue Date stated above until 5:00 PM New York time on the Expiration Date (as defined below), _______________________________ (______) fully paid and nonassessable shares of common stock ("Shares" of "Common Stock") of the Company (each a "Warrant Share" and collectively the "Warrant Shares") at a purchase price as determined in
Section 3, below (the "Exercise Price") in lawful money of the United States. The number of Warrant Shares purchasable and the Exercise Price are subject to adjustment as provided in Sections 3 and 11 below.

    Section 1. DEFINITIONS

         (a) DEFINITIONS. The following words and terms used in this Warrant shall have the following meanings:

         "Common Stock" means (a) the Company's Common Stock and (b) any security into which such Common Stock is changed or any security resulting from a reclassification of such Common Stock.

         "Convertible Securities" mean any securities issued by the Company which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

         "Exercise Price" shall be determined by Section 3, below.



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       "Expiration Date" means the date which is three (3) years from the Issue
Date or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York (a "Holiday"), the next preceding date that is not a Holiday.

       "Closing Price" means the closing bid price on a trading day, as quoted on the National Association of Securities Dealers' OTC Bulletin Board or such national securities exchange or market on which the Common Stock may then be listed.

       "Issue Date" means the date this Warrant is issued and dated on the first page of this Warrant.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Securities Purchase Agreement" shall mean the Securities Purchase Agreement between the Holder (or its predecessor in interest) and the Company for the purchase of this Warrant and the other Securities (as defined in the Securities Purchase Agreement).

       "Transfer" shall include any disposition of this Warrant or any Warrant Shares, or of any interest in either of them which would constitute a sale within the meaning of the Securities Act or applicable state securities laws.

       "Warrant" shall mean this Warrant and all Warrants issued in exchange, transfer or replacement of any thereof.

       (b) Other Definitional Provisions.

         (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors; and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

         (ii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

       Section 2.  EXERCISE OF WARRANT.

       (a) Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant, in whole or in part, at any time before 5:00 PM New York Time on the Expiration Date. The Holder may exercise the rights represented by this Warrant by

         (i) delivery of a written notice, in the form of the exercise form attached as Exhibit I hereto (an "Exercise Form"), of the Holder's election to exercise this Warrant, specifying the number of Warrant Shares to be purchased,

         (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any




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                  applicable issue or transfer taxes) in immediately available funds (either by wire transfer or a certified or cashier's check drawn on a United States bank), for the aggregate Exercise Price, or as otherwise provided in Section 2(b), and

         (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the Holder). This Warrant shall not be exercisable for a fractional share.

       (b) If and only if the Company does not have a currently-effective registration statement covering the Warrant Shares at the time of Exercise, upon any exercise of this Warrant, in whole or in part, the Holder may pay the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised (the "Exercise Shares") by (i) surrendering its rights to a number of Exercise Shares having a fair market value equal to or greater than the required aggregate Exercise Price, in which case the Holder would receive the number of Exercise Shares to which it would otherwise be entitled upon such exercise, less the surrendered Exercise Shares, or (ii) by payment of cash as required by Section 2(a)(ii). For purposes of this Section 2(b), the fair market value of one Exercise Share shall be equal to the average closing sale price of the Common Stock on the interdealer quotation system or national securities exchange on which the Common Stock is quoted or listed for the ten (10) trading days prior to the date of exercise.

       Upon exercise of this Warrant, the Company will deliver to the Holder a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the Holder within five (5) business days. The Holder shall be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered, the completed Exercise Form is delivered and payment of the aggregate Exercise Price is made for such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

       (c) Unless this Warrant has expired or is fully exercised, the Company shall issue to the Holder a new Warrant identical in all respects to the Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

       (d) In the case of any dispute with respect to an exercise, the Company shall promptly issue such number of Warrant Shares as are not disputed in accordance with this Section.

       Section 3.  DETERMINING EXERCISE PRICE.

         (a) Unless otherwise specified in this Section, or adjusted under
Section 12, the Exercise Price is equal to the purchase price per share of Preferred Stock.

         (b) If the average Closing Sale Price of the Common Stock on the interdealer quotation system or national securities market on which the shares are quoted or listed for the last sixty calendar days of 2001 (the "Valuation Period") is not greater than $12.00 per share (adjusted for stock splits, stock



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dividends, recapitalizations and the like), then, for the Special Exercise
Period (defined below), the Exercise Price will be reset to 50% of the average closing sale price during the Valuation Period (the "Reset Exercise Price"). The Special Exercise Period will be from January 1, 2002 to January 31, 2002. The Warrant exercise procedure during the Special Exercise Period will be the same as described in Section 2, above, except that the Exercise Price will be the Reset Exercise Price. Thereafter, the Exercise Price shall revert to the initial Exercise Price, subject to adjustments as provided in this Warrant.

       Section 4.  CHANGE IN CONTROL.

       (a) In the event of a "Change in Control" (as defined in this Section) within 24 months of the Issue Date, if the value of the consideration paid to the Holders in connection with the transaction that results in a Change in Control is not at least $16.00 per share of Common Stock, then the Company (or any successor) will pay the Holders a payment equal to the difference between the consideration actually paid per share of Common Stock and $16.00 per share, before any distributions by the Company or payments by any purchaser to shareholders.

       (b) For purposes of this Warrant, a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following:

         (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

         (ii) individuals who, as of the Issue Date, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors (a "Board Change"), provided that any individual becoming a director subsequent to the Issue Date whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be deemed an Incumbent Director for purposes of this provision;

         (iii) approval by the shareholders of the Company of any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the Company or surviving entity immediately following such merger or consolidation, or

         (iv) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the 1934 Act or any successor provision) of such person, shall become hereafter the "beneficial owner" or "beneficial owners" (as defined in




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                  Rules 13d-3 and 13d-5 under the 1934 Act or any successor
                  provision), directly or indirectly, of securities of the Company representing in the aggregate (1) in the event the Company is not subject to the reporting requirements of the 1934 Act and has not registered shares of a class of equity securities pursuant to Section 12(g) or 12(b) of the 1934 Act, fifty percent (50%) or more, or (2) in the event the Company is a Reporting Company, twenty-five percent (25%) or more of either (1) the then outstanding shares of Common Stock of the Company or (2) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company.

       Section 5. REDEMPTION. If, at any time beginning one year after the Issue Date, the Closing Price of the Company's Common Stock is greater than $24.00 per Share for twenty consecutive trading days, the Company may redeem the Warrants thirty days thereafter (the "Redemption Date") by paying the Holders a cash payment equal to $0.05 per Warrant Share represented by the Warrants (the "Redemption Price"). The Company may redeem the Warrants only after sending a notice to the Warrant Holders of the redemption twenty (20) days before the Redemption Date. If Holders do not exercise their Warrants before the Redemption Date, the Company will send each non-exercising Holder a payment for the Redemption Price and will cancel such Holder's Warrant on the books of the Company.

       Section 6. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant and the Preferred Stock and that the par value of these shares will at all times be less than or equal to the applicable Exercise Price.

       Section 7. TAXES. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered Holder or upon any permitted transfer of this Warrant.

       Section 8. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. No Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which Holder is then entitled to receive upon the due exercise of this Warrant. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally.



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       Section 9. NO LIMITATION ON CORPORATE ACTION. No provisions of this
Warrant shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

       Section 10. REPRESENTATIONS OF HOLDER. The Holder, by accepting this Warrant, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon exercise, and not with any present intention of distributing any of the same. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale except in compliance with the Rules and Regulations of the SEC. If the Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any federal or state securities laws.

       Section 11.  TRANSFER; OPINIONS OF COUNSEL; RESTRICTIVE LEGENDS.

       (a) The Holder understands that

         (i) This Warrant and the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws (other than the registration rights covering the Warrant Shares as described in the Securities Purchase Agreement and the Registration Rights Agreement), and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from such registration;

         (ii) Any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and

         (iii) neither the Company nor any other person is under any obligation to register such securities (other than as described in the Securities Purchase Agreement and the Registration Rights Agreement) under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.



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       Section 12.  ADJUSTMENTS.

       (a) Reclassification and Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company acting in good faith.

       (b) Stock Dividends and Stock Splits. If the Company shall effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock, the number of Warrant Shares purchasable hereunder and the Exercise Price shall be proportionately adjusted such that the Holder of this Warrant, on the exercise hereof, shall be entitled to receive the amount of Common Stock and other securities and property (including cash) which such Holder would have received prior to or would have held on the date of such exercise if on the date hereof it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property receivable by such Holder during such period, giving effect to all further adjustments called for during such period by this
Section 12. The number of shares, as so adjusted, shall be rounded up to the nearest whole number and the Warrant Exercise Price shall be rounded to the nearest cent.

       (c) Issuances Below $8.00 per Share. At any time before the Expiration Date, while this Warrant remains exerciseable for any Warrant Shares, if the Company sells any shares of Common Stock, any securities convertible into Common Stock, or any warrant, option or other right to acquire Common Stock or securities convertible into Common Stock, at a price of less than $8.00 per share or the equivalent in exchange for other securities (adjusted for stock splits, stock dividends, reclassifications and reorganizations) ("Dilutive Issue Price"), then the Exercise Price for any remaining Warrant Shares will be equal to the Dilutive Exercise Price.

       Section 13. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen or destroyed, the Company shall issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen or destroyed on receipt of an indemnification undertaking reasonably satisfactory to the Company. If the Holder asserts such loss, theft or destruction of this Warrant, the Company may require such Holder to post a bond issued by a surety reasonably satisfactory to the Company with respect to the issuance of such new Warrant.



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       Section 14. NOTICE. Any notices required or permitted to be given under the terms of this Warrant shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

         To the Company:   Mr. Robert J. Dobbs, Jr., President
                           Eagletech Communications, Inc.
                           305 South Andrews Avenue
                           Fort Lauderdale, FL 33301
                           TEL.: 954-462-1494

If to Holder, to it at the address set forth below Holder's signature on the signature page of the Securities Purchase Agreement (Holder is defined therein as the "Buyer"). Each party shall provide notice to the other party of any change in address.

       Section 15. REGISTRATION RIGHTS. The Warrant Shares will be subject to the registration rights contained in the Registration Rights Agreement between the Company and the Holder (or its predecessor) of even date.

       Section 16. MISCELLANEOUS. This Warrant may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of Nevada. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. The Holder may not assign this Warrant except in accordance with applicable federal and state securities laws. The Holder shall immediately notify the Company with respect to any permitted assignment of this Warrant.



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       Section 17. DATE. The Issue Date of this Warrant is May 19, 2000. This
Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 10 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.


                                    EAGLETECH COMMUNICATIONS, INC.

                                    By: _______________________________________
                                           Robert J. Dobbs, Jr., President




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                              EXHIBIT I TO WARRANT


EXERCISE FORM TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                         EAGLETECH COMMUNICATIONS, INC.


       The undersigned hereby exercises the right to purchase the number of Warrant Shares covered by the Warrant attached hereto as specified below according to the conditions thereof and herewith makes payment of $________, the aggregate Exercise Price of such Warrant Shares in full pursuant to the terms and conditions of the Warrant.

       (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained upon exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act or applicable state securities laws.

       (ii) The undersigned requests that the stock certificates for the Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the terms of the Warrant in the name of the Holder (or such other person(s) indicated below) and delivered to the undersigned (or designee(s)) at the address or addresses set forth below.


Dated:_______________________, _____.


                                    HOLDER: ___________________________________



                                    By: ________________________________________
                                    Name: _____________________________________
                                    Title: _____________________________________

                                    Address: ___________________________________

                                             ___________________________________

                                             ___________________________________

Number of Warrant Shares
Being Purchased:  ________________________



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